Exhibit 10.4
AMENDMENT TO THE
LUMINEX CORPORATION 2006 EQUITY INCENTIVE PLAN
     WHEREAS, Luminex Corporation (the “Company”) maintains the Luminex Corporation 2006 Equity Incentive Plan (the “Plan”); and
     WHEREAS, pursuant to Section 14.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to revise the provisions in Sections 4.2 and 14.3 of the Plan regarding adjustments to the shares of the Company’s common stock, or awards granted under the Plan in connection with a recapitalization (or other similar event).
     NOW, THEREFORE, effective as of the date hereof, the Board hereby amends the Plan as follows:
     1. Section 4.2 of the Plan is amended and restated in its entirety to read as follows:
     4.2 Adjustments. In the event that any unusual and non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares, then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such equitable and proportionate manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such equitable and proportionate manner as is consistent with Section 162(m) of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

     2. Section 14.3 of the Plan is amended and restated in its entirety to read as follows:
     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles. Except as otherwise required to be made in accordance with Section 4.2 hereof, such adjustments may be made by the Committee when it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, instruments and documents in the name and on behalf of the Company and to incur and pay all such fees and expenses as in their judgment shall be necessary or advisable in order to consummate the transactions contemplated by, and carry out fully the intent and purpose of, the preceding resolutions and each of them.

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